Exhibit 21

State/Jurisdiction of
Name	Incorporation

NYSE Group, Inc.(1)	Delaware
New York Stock Exchange LLC(2)	New York
Archipelago Holdings, Inc.(3)	Delaware
NYSE Amex LLC(4)	Delaware
NYSE Euronext (International) B.V.(1)	Netherlands
NYSE Euronext (Holding) N.V.(5)	Netherlands
Euronext N.V.(6)	Netherlands
Euronext Amsterdam N.V.(7)	Netherlands
Euronext France (Holding) S.A.S.(7)	France
Euronext IFSC BVBA(7)	Belgium
Euronext Paris S.A.(8)	France
Euronext Holdings UK Limited(9)	United Kingdom
NYSE Technologies, Inc.(10)	Delaware
Euronext Brussels S.A./N.V.(11)	Belgium
Euronext Lisbon — Sociedad Gestora de Mercados Regulamentados, S.A.(12)	Portugal
Wall and Broad Insurance Company(1)	New York
NYSE Liffe Holdings, LLC(13)	Delaware
NYSE IP LLC(14)	Delaware
NYSE Liffe US LLC(15)	Delaware

(1)	Wholly owned subsidiary of NYSE Euronext.

(2)	Wholly owned subsidiary of NYSE Group, Inc. Operates the New York Stock Exchange; 6 wholly-owned subsidiaries operating in the United States have been omitted.

(3)	Wholly owned subisidiary of NYSE Group, Inc. Operates NYSE Arca; 7 wholly-owned subisidiaries operating in the United States have been omitted.

(4)	Wholly owned subsidiary of NYSE Group, Inc. Operates NYSE Amex; 6 wholly-owned subsidiaries operating in the United States have been omitted.

(5)	Wholly owned subsidiary of NYSE Euronext (International) B.V.

(6)	99.35% owned subsidiary of NYSE Euronext (Holding) N.V.

(7)	Wholly owned subsidiary of Euronext N.V.

(8)	Wholly owned subsidiary of Euronext France (Holding) S.A.S. Operates Euronext Paris; 2 wholly-owned subsidiaries operating in foreign countries have been omitted.

(9)	Wholly owned subsidiary of Euronext IFSC BVBA Operates Liffe (Holdings); 22 wholly-owned subsidiaries operating outside the United States have been omitted; 2 wholly-owned subsidiaries operating in the United States have been omitted.

(10)	Wholly owned subsidiary of NYSE Group, Inc. Operates NYSE Technologies; 2 wholly-owned subsidiaries operating in the United States have been omitted; 9 wholly-owned subsidiaries operating in foreign countries have been omitted.

(11)	80% owned subsidiary of Euronext N.V.; 19% owned subsidiary of Euronext Paris S.A.; 1% owned subsidiary of Euronext Lisbon-Sociedade Gestora de Regulamentados, S.A.

(12)	Wholly owned subsidiary of Euronext N.V. Operates Euronext Lisbon; 1 wholly-owned subsidiary operating in a foreign country was omitted.

(13)	58% owned by NYSE Euronext.

(14)	Wholly owned subsidiary of NYSE Euronext. Owns certain of our intellectual property; 5 wholly-owned subsidiaries operating in foreign countries have been omitted.

(15)	Wholly owned subsidiary of NYSE Liffe Holdings, LLC.

New York Block Exchange LLC[16]	Delaware
SmartPool Holding Limited[17]	United Kingdom
SmartPool Trading Limited[18]	United Kingdom
Euronext Real Estate S.A./N.V. [19]	Belgium
NYSE Technologies Holding S.A.S.[20]	France
Bluenext S.A.[21]	France
Secfinex Limited[22]	United Kingdom
NYSE Board Member LLC[23]	Delaware
NYSE Qatar LLC[7]	Qatar
Metnext[24]	France
Qatar Exchange[25]	Qatar

(16)	50% owned subsidiary of New York Stock Exchange LLC.

(17)	73.3% owned subsidiary of Euronext Holdings UK Limited.

(18)	Wholly owned subsidiary of SmartPool Limited.

(19)	99.84% owned subsidiary of Euronext Brussels N.V./S.A.; 0.16% owned by Euronext Paris S.A.

(20)	Wholly owned subsidiary of Euronext France (Holding) S.A.S.; operates NYSE Technologies in Europe; 3wholly-owned subsidiaries operating in foreign countries have been omitted.

(21)	60% owned by Euronext Paris S.A.

(22)	56.51% owned by LIFFE (Holdings) plc.

(23)	Wholly owned subsidiary of NYSE Group, Inc.

(24)	24% owned by Euronext N.V.

(25)	20% owned by Euronext N.V.